UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 22, 2022

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Stockholders of DURECT Corporation (the “Company”) held on November 22, 2022, at the Company’s principal executive office, the stockholders of the Company approved the proposal set forth below by the final voting results set forth below. There were 171,149,975 shares represented to vote either in person or by proxy, or 75.1% of the outstanding shares, which represented a quorum.

Proposal: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (i) to effect, at the discretion of the Company’s Board of Directors (the “Board”), a reverse split of the Company’s common stock, at a ratio not less than 1-for-10 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of the Board and (ii) to decrease the number of authorized shares of the Company’s common stock from 600,000,000 to 150,000,000, both (i) and (ii) to be effected on or before March 31, 2023, without further approval or authorization of the Company’s stockholders.

For	Against	Abstain	Broker Non-Votes
153,153,900	17,446,788	549,287	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: November 22, 2022	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer